Exhibit 25(a)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Lamar Media Corp.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1205791 (I.R.S. employer identification no.)

5551 Corporate Boulevard Baton Rouge, Louisiana (Address of principal executive offices)	70808 (Zip code)

Table of Additional Obligors (1)

State or Other
	Jurisdiction of	IRS Employer
Exact Name of Obligor	Incorporation or	Identification
as Specified in its Charter	Organization	Number
American Signs, Inc.	Washington	91-1642046
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Florida Logos, Inc.	Florida	65-0671887
Georgia Logos, L.L.C.	Georgia	72-1469485
Interstate Logos, L.L.C.	Louisiana	72-1490893
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, Inc.	Colorado	72-0931093
Lamar Advertising of Kentucky, Inc.	Kentucky	61-1306385
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Oklahoma, Inc.	Oklahoma	73-1178474
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, Inc.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Benches, Inc.	Oklahoma	73-1524386
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar DOA Tennessee Holdings, Inc.	Delaware	41-1991164
Lamar DOA Tennessee, Inc.	Delaware	41-1882464
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar Florida, Inc.	Florida	72-1467178
Lamar I-40 West, Inc.	Oklahoma	73-1498886
Lamar Obie Corporation	Delaware	33-1109314
Lamar OCI North Corporation	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Oklahoma Holding Company, Inc.	Oklahoma	73-1474290
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar T.T.R., L.L.C.	Arizona	86-0928767
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas General Partner, Inc.	Louisiana	72-1309003
Lamar Texas Limited Partnership	Texas	72-1309005
LC Billboard L.L.C.	Delaware	63-1692342
Maine Logos, L.L.C.	Maine	72-1492985
Michigan Logos, Inc.	Michigan	38-3071362

State or Other
	Jurisdiction of	IRS Employer
Exact Name of Obligor	Incorporation or	Identification
as Specified in its Charter	Organization	Number
Minnesota Logos, Inc.	Minnesota	41-1800355
Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
O.B. Walls, Inc.	Oregon	93-1013167
Obie Billboard, LLC	Oregon	N/A
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Outdoor Marketing Systems, Inc.	Pennsylvania	23-2659279
Outdoor Marketing Systems, L.L.C.	Pennsylvania	N/A
Outdoor Promotions West, LLC	Delaware	22-3598746
Premere Outdoor, Inc.	Illinois	36-4459650
South Carolina Logos, Inc.	South Carolina	58-2152628
Tennessee Logos, Inc.	Tennessee	62-1649765
Texas Logos, L.P.	Texas	72-1490894
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874
TLC Properties II, Inc.	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Washington Logos, L.L.C.	Washington	73-1648809

(1)	The notes will be unconditionally guaranteed by the additional obligors above listed, each of which is a direct or indirect, wholly owned subsidiary of Lamar Media Corp. The address and telephone number for each of the additional registrants is 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and (225) 926-1000. The primary standard industrial classification code number for each of the additional registrants is 7311.
93/4% Senior Notes due 2014
(Title of Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 11th day of August, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business March 31, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,267
Interest-bearing balances	88,233
Securities:
Held-to-maturity securities	22
Available-for-sale securities	444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,131
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable Intangible assets:
Goodwill	876,153
Other intangible assets	265,381
Other assets	153,750

Total assets	$1,841,075

Exhibit 7—Page 1

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,807
Noninterest-bearing	1,807
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	174,621
Total liabilities	445,119
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	269,980
Accumulated other comprehensive income	3,456
Other equity capital components	0
Total equity capital	1,395,956

Total liabilities, minority interest, and equity capital	1,841,075

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz       )          Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)

Exhibit 7—Page 2